UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 31, 2019
INSULET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33462 (Commission File No.)	04-3523891 (IRS Employer Identification No.)
100 Nagog Park
Acton, Massachusetts 01720
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (978) 600-7000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	PODD	The NASDAQ Stock Market, LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2019, the Board of Directors (the “Board”) of Insulet Corporation (the “Company”) increased the authorized number of directors of the Company from eight to nine and appointed James R. Hollingshead, Ph.D. as a Class III director to fill the newly created vacancy. Mr. Hollingshead is President of the Sleep business at ResMed (NYSE: RMD), a pioneer in cloud connected medical devices focused on the treatment of sleep related breathing disorders. Mr. Hollingshead was also appointed to serve on the Audit Committee of the Board. There are no transactions involving Mr. Hollingshead required to be disclosed under Item 404(a) of Regulation S-K.

As a non-employee director of the Company, Mr. Hollingshead will receive cash and equity compensation pursuant to the Company’s non-employee director compensation program, as described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 12, 2019.

Item 7.01	Regulation FD Disclosure.
On July 31, 2019, the Company issued a press release announcing Mr. Hollingshead’s appointment to the Board. That press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated July 31, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION
July 31, 2019	By:	/s/ John W. Kapples
Name: John W. Kapples
Title: Senior Vice President, General Counsel and Secretary